SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 21, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive office including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Sam B. Humphries, the President and Chief Executive Officer of HealthTronics, Inc. (the “Company”), suffered a cardiac event and is currently recovering. Mr. Humphries has been admitted to a hospital for evaluation and treatment and is expected to make a full recovery. On May 21, 2007, the Board of Directors of the Company appointed James S.B. Whittenburg, President of the Company’s Urology Services Division, as the Company’s acting President and Chief Executive Officer until Mr. Humphries is able to resume his role. Mr. Whittenburg will continue to retain his responsibilities as President of Urology Services.

           Mr. Whittenburg, age 35, was named President of the Company’s Urology Services Division in June 2006. Prior to that time, Mr. Whittenburg served as President of the Company’s Specialty Vehicle Manufacturing Division from December 2005 until its sale in July 2006 and was the Company’s Senior Vice President–Development and General Counsel from March 2004 until June 2006. Previously, Mr. Whittenburg practiced law at Akin Gump Strauss Hauer & Feld LLP, where he specialized in mergers and acquisitions and securities law. Mr. Whittenburg is also a CPA.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: May 24, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated May 24, 2007.